UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

VantageMed Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholders:

Enclosed you will find VantageMed’s 2005 Annual Report that describes our financial results, products and business as well as our 2006 Proxy Statement outlining the proposals for our annual meeting of stockholders taking place on May 16, 2006.

2005 was a year full of accomplishments and challenges for VantageMed. Most notably, we concluded the difficult process of discontinuing support of the numerous legacy technology products we had acquired. This process was essential to VantageMed’s long term prospects for success. In addition, we significantly reduced our quarterly losses from over $1 million per quarter for the first three quarters of 2005 to approximately $300,000 in the fourth quarter.

Even while reducing our quarterly losses we successfully strengthened our core products through enhanced product support, new releases and testing processes that we believe have improved the quality of our products and services. We also attracted two significant shareholders and completed a private placement of over 5 million shares of our common stock.

In the first quarter of 2006 we made additional achievements as we completed the sale of our Hawaii operation and improved our distribution channel by attracting a team of top sales representatives and Value Added Resellers to VantageMed’s product suite.

Of course, we will continue to face challenges in the months ahead as we  aim to generate new sales, reach profitability and achieve positive cash flow. I believe that the improvements to our product lines and distribution channel as well as the changes we have made to our cost structure were the steps we needed to take in order for VantageMed to achieve profitability, positive cash flow and positive working capital.

I remain excited about the future of VantageMed and our goal of reaching profitability.

Sincerely,

Steve Curd
Chief Executive Officer

April 14, 2006

Dear Stockholder:

We invite you to attend our annual meeting of the stockholders of VantageMed Corporation to be held on Tuesday, May 16, 2006, at 9:00 a.m. local time, at the Marriott Hotel, 11211 Pointe East Drive, Rancho Cordova, California 95742.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

A copy of the Company’s Year 2005 Annual Report to Stockholders is also enclosed for your information. At the annual meeting, management will review the Company’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,

Steven Curd Chief Executive Officer

VANTAGEMED CORPORATION

11060 White Rock Road, Suite 210
Rancho Cordova, California 95670

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 16, 2006, 9:00 a.m. Pacific Time

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of VantageMed Corporation will be held at the Marriott Hotel, 11211 Pointe East Drive, Rancho Cordova, California 95742, on Tuesday, May 16, 2006, at 9:00 a.m. Pacific Time. The matters expected to be acted upon at the meeting are as follows and are more fully described in the Proxy Statement accompanying this Notice.

(1)          To elect one Class I director to hold office for a three year term and until a successor is elected and qualified;

(2)          To ratify the appointment of Farber Hass Hurley & McEwen LLP, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006;

(3)          To transact such other business as may properly come before the meeting.

Only stockholders of record on the books of the Company as of March 17, 2006 will be entitled to vote at the meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated:  April 14, 2006
Rancho Cordova, California

By Order of the Board of Directors

Steven Curd Chief Executive Officer

VANTAGEMED CORPORATION

11060 White Rock Road, Suite 210
Rancho Cordova, California 95670

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

General

The enclosed proxy is solicited by the Board of Directors (the Board) of VantageMed Corporation (VantageMed or the Company) to be used at our Annual Meeting of Stockholders on May 16, 2006 and at any adjournment or postponement thereof (the Annual Meeting), for the purposes set forth in the foregoing notice. Only stockholders of record on our books as of 5:00 PM, March 17, 2006 will be entitled to vote at the Annual Meeting. As of the close of business on March 17, 2006 we had 14,239,178 shares of Common Stock outstanding, entitled to one vote per share. The date of this Proxy Statement is April 14, 2006, the date this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders.

Solicitation and Voting of Proxies

The cost of soliciting proxies will be borne by us. In addition to soliciting stockholders by mail through our employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

On March 17, 2006, we had 14,239,178 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering a written instrument revoking the proxy or a duly executed proxy with a later date to our Chief Financial Officer, Philip D. Ranger, or by attending the meeting and voting in person.

PROPOSAL 1. ELECTION OF DIRECTORS

One Class I director, Steven Curd, stands for election at the 2006 Annual Meeting. Mr. Curd, age 46, has served as a director of VantageMed since January 2005 and as Chief Executive Officer since November 2004. Mr. Curd was at Healtheon/WebMD from 1999 to 2002, and led that company as its Chief Operating Officer during its initial public offering and period of rapid growth. From 1995 to 1999 Mr. Curd was at UnitedHealth Group, where he held the title of Chief Information Officer. Prior to that Mr. Curd was Vice President at CIGNA Systems. Earlier in his career, Mr. Curd was in various operations and development roles at American Airlines. Mr. Curd holds a Masters of Business Administration from

The Wharton School at the University of Pennsylvania and a Bachelors degree in Physics and Mathematics from William Jewell College.

We currently have a vacancy for one Class I director for which the Board does not make a nomination at this time. The company is not required to fill the vacancy and we have not yet commenced efforts to identify a nominee to fill such vacancy. The nominating committee expects to begin the process of seeking a candidate to fill the vacancy later this year. The proxies solicited cannot be voted for a greater number of persons than the number of nominees named herein.

Our Board of Directors is divided into three Classes, with the term of office of each Class ending in successive years. Class I, consisting of Steven Curd, stands for election at the 2006 Annual Meeting. Class II, currently consisting of Dave Zabrowski and Steven E. Simpson, will stand for election at the 2007 Annual Meeting and Class III, currently consisting of David Philipp, will stand for election at the calendar year 2008 Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 17, 2006, except as noted in the footnotes below, by:

•       all persons who are beneficial owners of 5% or more of our common stock;

•       each of  our directors and director-nominees;

•       our Chief Executive Officer and the three other most highly compensated executive officers (the Named Executive Officers); and

•       all of our directors and executive officers as a group.

The number of shares of common stock beneficially owned and the percentage of shares beneficially owned are based on 14,239,178 shares of our common stock outstanding as of March 17, 2006.

Name and Address(1)	Number of Shares	Percent Beneficially Owned(2)
Austin W. Marxe and David M. Greenhouse(3)	4,516,128	29.1%
527 Madison Avenue, Suite 2600 New York, NY 10022
S Squared Technology, LLC(4)	2,258,062	15.2%
515 Madison Avenue, Suite 4200 New York, NY 10022
Bruce Galloway(5)	1,016,135	7.1%
c/o Strategic Turnaround Equity Partners, LP 720 Fifth Avenue New York, NY 10019
Steven Curd(6)	490,719	3.4%
Rick Altinger(7)	291,577	2.0%
David Philipp(8)	162,769	1.1%
Philip D. Ranger(9)	131,720	*
Mark Cameron(10)	92,319	*
Steven E. Simpson(11)	78,326	*
David Zabrowski(12)	78,326	*
Executive officers and directors as a group (7 persons)	1,325,756	8.8%

*                    Less than 1%

(1)          Except as otherwise noted, the address of each person listed on the table is c/o VantageMed, 11060 White Rock Road, Suite 210, Rancho Cordova, California 95670. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

(2)          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such shares. All shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after March 17, 2006, are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(3)          Includes 1,290,322 shares underlying warrants issued to Special Situations Private Equity Fund, L.P. MG Advisors, L.L.C. (MG) is the general partner of and investment advisor to the Special Situations Private Equity Fund, L.P. Austin W. Marxe, and David M. Greenhouse are the principal owners of MG. Through their control of MG, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio of securities of the Special Situations Private Equity Fund, L.P.

(4)          Includes 1,258,065 shares of our Common Stock and warrants to purchase an additional 503,224 shares of our Common Stock held by Leaf Investment Partners, L.P. as well as 354,839 shares of our Common Stock and warrants to purchase an additional 141,934 shares of our Common Stock held by Leaf Offshore Investment Fund, Ltd. S Squared Capital, LLC is the general partner for Leaf Investment Partners, L.P., and S Squared Technology Partners, L.P. is the investment manager for Leaf Offshore Investment Fund, Ltd.

(5)          Includes 648,900 shares of our Common Stock over which Mr. Galloway shares investment control. Included in these shares are 418,900 shares of our Common Stock held by Strategic Turnaround Equity Partners, LP (STEP). Galloway Capital Management, LLC is the general partner and investment advisor to STEP. Bruce Galloway and Gary Herman are managing members of Galloway Capital Management, LLC and through their control over Galloway Capital Management, LLC they share voting and investment control of the portfolio of securities of STEP. Also included are 198,000 shares of our Common Stock held by Mr. Galloway’s family and 32,000 shares held by Rexon Galloway Capital Growth where Mr. Galloway is a 36.3% owner.

(6)          Includes (i) 152,010 shares underlying options granted to Mr. Curd, which are exercisable within 60 days of March 17, 2006 and (ii) 96,774 shares underlying warrants issued to Mr. Curd.

(7)          Includes (i) 101,040 shares underlying options granted to Mr. Altinger, which are exercisable within 60 days of March 17, 2006; (ii) 43,010 shares underlying warrants issued to Altinger Family, LLC for whom Mr. Altinger is a control person; and (iii) 137,527 shares held by the Altinger Family,  LLC.

(8)          Includes (i) 87,500 shares underlying options granted to Mr. Philip, which are exercisable within 60 days of March 17, 2006 and (ii) 21,506 shares underlying warrants issued to Mr. Philip.

(9)          Includes (i) 116,665 shares underlying options granted to Mr. Ranger, which are exercisable within 60 days of March 17, 2006 and (ii) 4,302 shares underlying warrants issued to Mr. Ranger.

(10)   Includes (i) 54,685 shares underlying options granted to Mr. Cameron, which are exercisable within 60 days of March 17, 2006 and (ii) 10,752 shares underlying warrants issued to Mr. Cameron.

(11)   Includes 78,326 shares each underlying options granted to Mr. Simpson and Mr. Zabrowski, which are exercisable within 60 days of March 27, 2006.

Additional Information Concerning the Board of Directors

Compensation Committee.   The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for executive officers. The Compensation Committee also administers and establishes the terms and conditions of all stock options granted under our 1998 Stock Option Plan. The Compensation Committee currently consists of David Philipp, Steven E. Simpson and David Zabrowski.

Audit Committee.   The Audit Committee is primarily responsible for (i) retaining, evaluating and approving the terms of engagement for audit services and any non-audit services performed by the Company’s independent accountants, (ii) reviewing with management and the independent accountants the financial reports and information provided by us to any governmental body or the public and our compliance with legal and regulatory requirements, (iii) regularly communicating with our independent accountants and management and reporting regularly to the Board, (iv) establishing and observing complaint procedures regarding accounting, internal controls and auditing matters, and (v) preparing the report required by the Securities and Exchange Commission. The Audit Committee consists of David Philipp, Steven E. Simpson and David Zabrowski, all of whom are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers (NASD) listing standards. The Board has determined that Mr. Philipp qualifies as the Audit Committee financial expert as defined in Item 401(h)(2)-(3) of Regulation S-K. Mr. Philipp is the chairman of the Audit Committee.

Audit Committee Report

The Audit Committee operates pursuant to a written charter adopted by our Board of Directors. As noted above, the role of our Audit Committee is to assist our Board of Directors in its oversight of VantageMed’s financial reporting process. Management has primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on audit conducted in accordance with generally accepted auditing standards. As set forth in the Committee’s charter, the Audit Committee has the responsibility to monitor and oversee these processes. The Committee has reviewed and discussed the audited financial statements with management. The Committee has also discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61 and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, and has discussed with the independent accountants the independent accountants’ independence. Based upon the review and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in VantageMed’s Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the SEC.

Audit Committee:   David Philipp, Steven E. Simpson and David Zabrowski

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee was formed in September 2002. The primary responsibilities of this committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and (vi) provide oversight in the evaluation of the Board and each committee. Subject to the advance notice provision of VantageMed’s bylaws, as described below, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to Philip D. Ranger, Chief Financial Officer, VantageMed at our corporate office located at 11060 White Rock Road,

Suite 210, Rancho Cordova, California 95670. The Nominating and Corporate Governance Committee consists of David Philipp, Steven E. Simpson and David Zabrowski, all of whom are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers (NASD) listing standards.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2005, our Board of Directors held six meetings and our Audit Committee held four meetings. The Compensation Committee met once during 2005 and the Corporate Governance Committee did not hold any meetings during 2005. No director attended fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which such director served that were held during that period.

Communications with Directors

Any stockholder wishing to communicate with any of our directors regarding VantageMed may write to the director or directors c/o Philip D. Ranger, Chief Financial Officer, VantageMed, 11060 White Rock Road, Suite 210, Rancho Cordova, California, 95670. Mr. Ranger will forward these communications directly to the director(s). The independent directors of the Board review and approve the stockholder’s communication process periodically to ensure effective communication with stockholders.

Director Attendance at Annual Meeting

We expect that our Directors will attend our annual meeting, absent a valid reason, such as a schedule conflict. Last year, two of the individuals then serving as Directors attended our annual meeting.

Committee Charters and Code of Conduct

The Board has adopted a charter for each of the committees described above. The Board has also adopted a Code of Conduct that applies to all of our employees, officers and directors. Links to these materials are available on our website at www.vantagemed.com.

Director Compensation

The members of the Board of Directors currently do not receive cash compensation for their services as directors. During 2005, the non-management members of the Board of Directors were each granted options to purchase 20,000 shares of Common Stock under our 1998 Stock Option Plan. The Chairman of the Audit Committee received an additional 10,000 options to purchase Common Stock. All options were granted on July 7, 2005 with an exercise price of $0.82 per share, which equaled the fair market value of our Common Stock on the date of grant. The options immediately vested with respect to 57% of the shares and the balance of the options vest monthly through May 20, 2006.

Legal Proceedings

In December 2003, several employees resigned from VantageMed to form a separate company named Pacific Practice Services. In February 2004 and March 2004, VantageMed notified these former employees regarding several matters including VantageMed’s assertion that the use of the Pacific Practice Services name infringes VantageMed’s rights regarding the name  Pacific Software, among other things. In March 2005, the parties entered into a release and settlement agreement that, among other things, requires the former employees to discontinue the use of the name Pacific Practice Services.

On March 16, 2004, we filed a notice of arbitration with the American Arbitration Association in Sacramento, California to arbitrate claims against Robert S. Putnam and Duangchan Putnam arising out of their alleged use of trade secrets and other proprietary information obtained while they were employees of

VantageMed to unfairly compete with VantageMed after their employment terminated. The claim is for money damages and injunctive relief for several causes of action related to misappropriation of trade secrets, unfair competition and breach of an asset purchase agreement and other contracts. Respondents answered the claim denying the allegations contained therein and asserting various affirmative defenses. The matter was settled in January 2005 and in connection with the settlement, VantageMed agreed to pay the former employees’ legal expenses totaling $27,500. This settlement amount was paid in full in February 2005.

In June 2004, a former employee filed a claim against the Company alleging fraud and discrimination. The Company responded and the case was dismissed in June 2005.

In February 2005, a former VantageMed customer filed a complaint in state court in New York against the Company alleging that the Company breached a contract with and certain warranties to the customer by failing to deliver certain direct payer transaction software and failing to provide software that was HIPAA compliant. The customer seeks damages of $192,896.  In March 2005, the Company removed the case to the United States District Court for the Western District of New York. The Company believes the allegations to be without merit and is actively defending the claims. The Company has answered the complaint denying the claims and asserting certain affirmative defenses.

In June 2005, a former employee filed a complaint against VantageMed alleging discrimination based on age and gender in connection with his February 2005 termination. VantageMed’s insurer agreed to settle this claim for a total payment of $24,500 plus $9,500 in legal fees which was accrued for in September 2005 and paid in December 2005.

In January 2006, a VantageMed customer, the Carson Medical Group, filed suit in state court in Nevada alleging breach of contract, breach of the implied covenant of good faith and fair dealing, and unjust enrichment. Carson seeks $236,049 in damages. The case was removed to federal court in Nevada and upon motion by VantageMed, transferred to the federal district court in Sacramento. VantageMed has answered the complaint and filed a counterclaim for recovery of the value of uncompensated services provided by VantageMed.

We are party to various legal actions arising in the normal course of business. Matters that are probable of unfavorable outcome and which can be reasonably estimated are accrued. Such accruals were $82,000 and $129,000 at December 31, 2005 and 2004, respectively, and are based on information known about the matters, our estimates of the outcomes of such matters, and our experience contesting, litigating and settling similar matters. This amount is included in accrued liabilities in the accompanying consolidated balance sheet. None of the actions are believed by management to involve amounts that would be material to our consolidated financial position, operations, or liquidity after consideration of recorded accruals.

Required Vote

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Steven Curd, the Class I nominee, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of this nominee should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by the proxy holders. The Board of Directors has no reason to believe that Mr. Curd will be unable or unwilling to serve as a nominee or as a director if elected.

If a quorum is present and voting, the nominee receiving the highest number of votes will be elected as a director at the Annual Meeting to serve until the 2009 Annual Meeting or until a successor is elected or appointed. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present for purposes of determining if a quorum is present, but will have no effect on the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED ABOVE.

Board Compensation Committee Report on Executive Compensation

General Compensation Philosophy

The role of the Compensation Committee is to set the salaries and other compensation of the executive officers and certain other key employees of VantageMed, and to make grants under, and to administer, the stock option and other executive officer equity and bonus plans. Our compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables VantageMed to attract, motivate, reward and retain key executives and employees. Each executive officer’s compensation package may, in one or more years, be comprised of the following three elements:—base salary that is designed primarily to be competitive with base salary levels in effect at market area that are of comparable size to VantageMed and with which VantageMed competes for executive personnel;—annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the Compensation Committee; and—long-term stock-based incentive awards which strengthen the mutual interests of the executive officers and VantageMed stockholders.

Executive Compensation

Base salaries for all executive officers and all other forms of compensation are administered in accordance with the general compensation philosophy and subject only to provisions in the employment contracts described in this document. See Employment and Change-In Control Agreements.

Chief Executive Officer Compensation

In determining the base salaries for Mr. Brooks and Mr. Curd, the Committee considered competitive compensation data for chief executive officers of similar companies within the software industry, their experience and knowledge as well as the Company’s financial condition and performance objectives and elected to compensate each of them with a combination of cash-based compensation and options to purchase common stock. The Committee will periodically review and may make adjustments to Mr. Curd’s base salary based on many factors including company performance. Mr. Curd’s base salary and all other forms of compensation are administered in accordance with the general compensation philosophy subject only to provisions in his employment contract. For more information on our employment agreements see the disclosures under Employment and Change-In-Control Agreements in our Annual Report on Form 10-KSB enclosed with this Proxy Statement.

Compensation Committee:   David Philipp, Steven E. Simpson and David Zabrowski

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Action will be taken at the Annual Meeting with respect to the ratification of the appointment of our independent registered public accounting firm for the fiscal year ended December 31, 2006. The Board of Directors has, subject to such ratification, selected Farber Hass Hurley & McEwen LLP (formerly Hurley & Company). Farber Hass Hurley & McEwen LLP has audited VantageMed’s financial statements for the year ended December 31, 2005.

A representative of Farber Hass Hurley & McEwen LLP will be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by stockholders.

Required Vote

The ratification of the appointment of Farber Hass Hurley & McEwen LLP as our independent registered public accountant firm requires the affirmative vote of a majority of the shares of Common Stock present at the Annual meeting in person or by proxy.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF FARBER HASS HURLEY & MCEWAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2006.

WHERE TO FIND ADDITIONAL INFORMATION

The information (i) changes in and disagreements with accountants on accounting and financial disclosure, (ii) our directors and executive officers, (iii) Section 16(a) beneficial ownership compliance, (iv) executive compensation, (iv) certain relationships and related transactions, and (v) principal accountant fees and services is included in our annual report on form 10-KSB delivered herewith and we urge you to carefully read such information.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

We have an advance notice provision under our bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to Philip D. Ranger, our Chief Financial Officer. A stockholder proposal to be timely must be received at our principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

Proposals of stockholders intended to be presented at our next annual meeting of stockholders must be received by VantageMed  at our office located at 11060 White Rock Road, Suite 210, Rancho Cordova, California 95670 no later than December 15, 2006, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in our proxy statement for that meeting.

OTHER MATTERS

We do not know of any matters to be presented at the 2006 Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If a stockholder vote is necessary to transact any other business at the 2006 Annual Meeting, the proxy holders intend to vote their proxies in accordance with their best judgment related to such business.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Dated:  April 14, 2006

By Order of the Board of Directors

Steven Curd Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

VANTAGEMED CORPORATION

May 16, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/    Please detach along perforated line and mail in the envelope provided.    \*/

                10030300000000000000  7                                                    052005

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	To elect the following person as Class I director to hold office for a three-year term and until his successor is elected and qualified:		2.	To ratify the appointment of Farber Hass Hurley & McEwen LLP as the Company’s independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.	☐	☐	☐
NOMINEE
☐	FOR THE NOMINEE	Steven Curd
☐	WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

VANTAGEMED CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 16, 2006 9:00 A.M.

SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Steve Curd, Philip D. Ranger and Liesel Loesch and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in VantageMed Corporation, a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 11211 Point East Drive, Rancho Cordova, California on May 16, 2006 at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 14, 2006 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

(Continued and to be signed on the reverse side)